Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 Registration Statement of ICC Holdings, Inc. filed with the Securities and Exchange Commission of our report dated August 12, 2016 on our audits of the financial statements of Illinois Casualty Company (A Mutual Insurance Company) as of and for the years ended December 31, 2015 and 2014. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

BKD, LLP

Cincinnati, Ohio

February 13, 2017